Exhibit 99.1

EVI Industries Reports Record Revenues and Gross Profits for the First Quarter of Fiscal 2026

Miami, Florida – November 10, 2025 – EVI Industries, Inc. (NYSE American: EVI) announced today its operating results for the first quarter of the fiscal year ending June 30, 2026. The Company also provided updates related to its buy-and-build growth strategy, growth opportunities, and technology investments.

EVI has established itself as a leader in the highly fragmented North American commercial laundry distribution and service industry through execution of its long-term growth strategy. Since the strategy’s inception in 2016, the Company has achieved compounded annual growth rates of 30% in revenue, 15% in net income, and 26% in adjusted EBITDA.

First Fiscal Quarter Financial Highlights (compared to the first quarter of fiscal 2025)

▪	Revenue increased 16% to a record $108 million,
▪	Gross Profit increased 17% to a record $33.9 million, or a record 31.3%,
▪	Operating Income was $3.6 million compared to $5.0 million,
▪	Net Income was $1.8 million compared to $3.2 million, and
▪	Adjusted EBITDA was $6.8 million compared to $7.6 million, or 6.2% and 8.1% respectively.

Henry M. Nahmad, Chairman and Chief Executive Officer, commented: “Our record results this quarter highlight the success of our sales organization and our ongoing progress in capturing market share across key regions. We believe that this performance underscores the strength of our strategy and the capabilities we are developing across our platform and that, with a solid foundation and strong demand trends, we are well positioned to sustain growth and continue advancing our long-term objectives.”

The Company achieved strong year-over-year revenue growth during the quarter, driven primarily by the addition of acquired businesses and supported by continued stability in its legacy operations. In the first quarter of the prior fiscal year, EVI achieved strong operating leverage, reflected in net income for the quarter of 3.5% of revenue, or adjusted EBITDA of 8.1%, as increased revenues and record gross profits offset spending related to the Company’s modernization and optimization initiatives. Since that time, EVI has completed four additional acquisitions, including the largest in its history, expanding its scale and reinforcing its position as a market leader. In line with management’s confidence in the business and consistent with its long-term growth strategy, the Company accelerated investment in modernization, optimization, and integration efforts. These initiatives, along with costs associated with migrating and consolidating acquired operations, temporarily impacted short-term profitability and prevented the achievement of operating leverage comparable to the prior-year period. Management believes these initiatives will enhance customer experience, expand service opportunities, and support sustainable growth and margin improvement in the years ahead.

Gross Margins

Record gross margins in the first quarter highlight the benefits of the Company’s disciplined execution and strategic acquisitions. The inclusion of Continental (formerly Girbau North America), acquired during fiscal 2025, had a positive impact on gross margin performance, driving the consolidated gross margin to a record 31.3%. Excluding Continental, gross margins would have been approximately 30.2%, modestly below the prior-year period due to product mix within the historical business. The Company expects to sustain the enhanced gross margin profile realized through Continental while advancing initiatives focused on procurement, supply chain efficiency, pricing, and inventory management—areas where management believes meaningful opportunities exist to further enhance margins and operating efficiency. The Company’s continued utilization of business intelligence tools is expected to support these objectives by enabling data-driven decision-making and greater visibility across its operations.

Operating Efficiency

Net Income for the quarter was 1.7% of revenue, compared to 3.5% in the prior-year period. Adjusted EBITDA for the quarter was 6.2% of revenue, compared to 8.1% in the prior-year period. This variance reflects the Company’s investments in long-term initiatives, including technology modernization, expansion of service capabilities, and integration of recently acquired businesses. Additionally, the results for the quarter were impacted by expenses incurred in connection with the Company’s participation during the quarter in the industry’s largest North American exposition, held for the first time since August 2022. While this investment temporarily affected earnings, the Company believes that the event provided valuable opportunities to strengthen its relationships with customers and partners and reinforce its leadership position in the commercial laundry industry. These combined efforts are expected to continue to enhance the Company’s platform and establish a stronger foundation for future margin expansion, operational efficiency, and sustainable growth.

Capital Strength and Outlook

Supported by a strong balance sheet, ample borrowing capacity, and disciplined capital management, the Company remains well positioned to pursue additional acquisitions, invest in innovation, and advance its operational initiatives. The declaration of a $5.0 million special cash dividend during the quarter—the largest in EVI’s history—reflects management’s confidence in the Company’s financial strength and long-term outlook. The dividend of $0.33 per share was paid on October 6, 2025, to stockholders of record at the close of business on September 25, 2025. With sustained demand across end markets and a strategy focused on growth and optimization, EVI continues to prioritize durable value creation over short-term margin gains, reinforcing its commitment to building a scalable and market resilient platform for the future.

Technology Investments

▪	Field Service Technologies: The Company continued to advance the adoption of its field service platform, which supported approximately 9,000 appointments during September 2025, up from approximately 8,500 appointments in June 2025 and just 1,000 a year ago. In addition, the platform continues to deliver measurable improvements in technician productivity, scheduling efficiency, and customer responsiveness, reinforcing EVI’s strategy to leverage technology to enhance service performance, scalability, and long-term profitability.

▪	E-Commerce: The Company continued to advance development of its next-generation digital platform. Designed to extend beyond traditional e-commerce, the platform is expected to integrate product ordering, service scheduling, and data analytics in a seamless, customer-focused environment. Management believes this investment will play an important role in enhancing the customer experience and strengthening EVI’s position in an increasingly digital marketplace.

▪	Customer Relationship Management: The Company continued investing in the development and deployment of its new customer relationship management (CRM) system, designed to enhance the effectiveness of its sales organization. The platform provides sales professionals with real-time access to customer data, enabling a more personalized and responsive experience. Following the end of the quarter, the Company completed phase one of the CRM project, which encompassed the development, configuration, testing, and rollout of the system at Continental. The Company is now modifying the system to align with the specific structures and requirements of its other business units, with additional deployments planned over time. This investment strengthens the Company’s sales capabilities and supports its objective of delivering a consistent, high-quality customer experience.

Acquisition Initiatives

As a preferred acquirer within the commercial laundry industry, the Company continues to explore many qualified acquisition and strategic investment opportunities. Management believes that the Company’s expanded footprint and enhanced platform capabilities position it to capitalize on opportunities across the fragmented commercial laundry equipment and services market.

Financial Strength and Liquidity

EVI remains focused on maintaining a strong balance sheet and access to low-cost capital to fund strategic investments and future growth initiatives. The Company’s financial position continues to support its buy-and-build strategy, ongoing technology investments, and shareholder-return objectives. During the first fiscal quarter, net debt increased $2.2 million to $46.3 million, due primarily to $1.0 million in operating cash flow, offset in part by investing activities.

Tariff Management

EVI continues to monitor tariff developments and their potential impact on the Company’s results and operations. To offset higher supplier costs, the Company has adjusted pricing, diversified sourcing, and established agreements with key foreign suppliers to stabilize pricing. The Company believes that, despite ongoing trade-policy uncertainty, EVI’s essential product portfolio and resilient end-market demand provide a strong foundation for continued performance.

Mr. Nahmad commented: “When we look at our results, it’s important to remember that everything we’re doing is about the long game. Every acquisition, every system we implement, every process we improve — it’s all focused on building a stronger company that can perform across any market cycle. We’re not optimizing for a single quarter or even a single year. We’re building for sustainable growth, profitability, and long-term value. The bottom line is this: we’re growing, we’re modernizing, and we’re investing with confidence. We’re capturing market share, expanding our service and technology capabilities, and positioning EVI for sustainable, long-term growth — and we’re confident that our strategy and the opportunities ahead will keep driving our success.”

Earnings Call and Additional Information

The Company has provided a pre-recorded earnings conference call, including a business update, which can be accessed under “Financial Info” in the “Investors” section of the Company’s website at www.evi-ind.com or by visiting https://ir.evi-ind.com/message-from-the-ceo. For additional information regarding the Company’s results for the quarter ended September 30, 2025, please see the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, as filed with the Securities and Exchange Commission on or about the date hereof.

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of stock-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of stock-based compensation to net income, as shown in the attached statement of Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Stock-based Compensation. EVI considers adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP.

About EVI Industries

EVI Industries, Inc., through its wholly owned subsidiaries, is a value-added distributor and a provider of advisory and technical services. Through its vast sales organization, the Company provides its customers with planning, designing, and consulting services related to their commercial laundry operations. The Company sells and/or leases its customers commercial laundry equipment, specializing in washing, drying, finishing, material handling, water heating, power generation, and water reuse applications. In support of the suite of products it offers, the Company sells related parts and accessories. Additionally, through the Company’s robust network of commercial laundry technicians, the Company provides its customers with installation, maintenance, and repair services. The Company’s customers include retail, commercial, industrial, institutional, and government customers. Purchases made by customers range from parts and accessories to single or multiple units of equipment, to large complex systems as well as the purchase of the Company’s installation, maintenance, and repair services.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “could,” “seek,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “strategy” and similar expressions are intended to identify forward looking statements. Forward looking statements may relate to, among other things, events, conditions, and trends that may affect the future plans, operations, business, strategies, operating results, financial position and prospects of the Company. Forward looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of the Company, or industry trends and results, to differ materially from the future results, trends, performance or achievements expressed or implied by such forward looking statements. These risks and uncertainties include, among others, those associated with: general economic and business conditions in the United States and other countries where the Company operates or where the Company’s customers and suppliers are located; economic uncertainty, including as it relates to governmental measures such as the imposition of tariffs and their effect on the pricing and demand for, and availability of, the Company’s products, global trading markets, credit markets, industry conditions, economic conditions generally or otherwise on the Company and its business and results, and the risk that the measures taken or which may be taken by the Company may not be successful; currency exchange fluctuations, including that a weakening of the U.S. dollar would result in increased costs, which in turn would negatively affect the Company’s operating results; the potential of a recession; industry conditions and trends; credit market volatility; risks related to supply chain delays and disruptions and their impact on the Company’s business and results, including the Company’s ability to deliver products and services to its customers on a timely basis; risks relating to inflation, including the current inflationary trend, and other price increases (including due to the imposition of tariffs), and their impact on the Company’s costs and results (including that, if desired, the Company may not be able to successfully increase the price of its products and services to offset such costs, in whole or in part, and that price increases may result in reduced demand for the Company’s products and services); risks related to interest rate increases, including the impact thereof on the cost of the Company’s indebtedness and the Company’s ability to raise capital if deemed necessary or advisable; the Company’s ability to implement its business and growth strategies and plans, including changes thereto; risks and uncertainties associated with the Company’s “buy-and-build” growth strategy, including, without limitation, that the Company may not be successful in identifying or consummating acquisitions or other strategic transactions, integration risks, risks related to indebtedness incurred by the Company in connection with the financing of acquisitions and other strategic transactions, dilution experienced by the Company’s existing stockholders as a result of the issuance of shares of the Company’s common stock in connection with acquisitions or other strategic transactions (or for other purposes), risks related to the business, results, operations and prospects of acquired businesses, risks that suppliers of the acquired business may not consent to the transaction or otherwise continue its relationship with the acquired business following the transaction and the impact that the loss of any such supplier may have on the results of the Company and the acquired business, risks that the Company’s goals or expectations with respect to acquisitions and other strategic transactions may not be met, and risks related to the accounting for acquisitions; risks that investments, initiatives and expenses, including, without limitation, investments in acquired businesses and strategic and technology initiatives (including those associated with the Company’s field service software), and other investments, initiatives and expenses, including procurement, supply chain efficiency, pricing, and inventory management initiatives, may not result in the benefits anticipated; risks relating to Company’s planned e-commerce platform, including potential delays in the launch of the platform and the risk that the platform may not perform or positively impact the Company’s results as anticipated; the utilization of business intelligence tools may not result in the benefits anticipated; the Company’s service operations and capabilities may not expand; the impact of measures which the Company may take from time to time in connection with its expansion efforts and pursuit of market share growth, including that they may not be successful and may adversely impact the Company’s gross margin and other financial results; technology changes; competition, including the Company’s ability to compete effectively and the impact that competition may have on the Company and its results, including the prices which the Company may charge for its products and services and on the Company’s profit margins, and competition for qualified employees; risks relating to the Company’s relationships with its principal suppliers and customers, including the impact of the loss of any such relationship; risks related to the Company’s indebtedness; the availability, terms and deployment of debt and equity capital if needed for expansion or otherwise; risks of cybersecurity threats or incidents, including the potential misappropriation or use of assets or confidential information, corruption of data or operational disruptions; and that dividends may not be paid in the future. Reference is also made to the other economic, competitive, governmental, technological and other risks and factors discussed in the Company’s filings with the SEC, including, without limitation, in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025. Many of these risks and factors are beyond the Company’s control. Further, past performance and perceived trends may not be indicative of future results. The Company cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake to, and specifically disclaims any obligation to, update, revise or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EVI Industries, Inc.

Condensed Consolidated Results of Operations (in thousands, except per share data)

	Unaudited	Unaudited
	3-Months Ended	3-Months Ended
	9/30/25	9/30/24

Revenues	$108,269	$93,625
Cost of Sales	74,377	64,770
Gross Profit	33,892	28,855
SG&A	30,330	23,866
Operating Income	3,562	4,989
Interest Expense, net	916	482
Income before Income Taxes	2,646	4,507
Provision for Income Taxes	799	1,276
Net Income	$1,847	$3,231

Net Earnings per Share
Basic	$0.12	$0.22
Diluted	$0.11	$0.21

Weighted Average Shares Outstanding
Basic	12,768	12,685
Diluted	13,656	13,047

EVI Industries, Inc.

Condensed Consolidated Balance Sheets (in thousands, except per share data)

	Unaudited
	9/30/25	6/30/25
Assets
Current assets
Cash	$4,658	$8,852
Accounts receivable, net	63,488	60,494
Inventories, net	75,231	66,059
Vendor deposits	2,726	1,396
Contract assets	95	289
Other current assets	11,939	8,346
Total current assets	158,137	145,436
Equipment and improvements, net	18,516	17,772
Operating lease assets	12,458	10,751
Intangible assets, net	30,095	30,875
Goodwill	92,096	91,667
Other assets	10,448	10,527
Total assets	$321,750	$307,028

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$63,159	$50,963
Accrued employee expenses	16,573	15,398
Customer deposits	27,339	24,316
Contract liabilities	1,340	408
Current portion of operating lease liabilities	3,909	3,778
Total current liabilities	112,320	94,863
Deferred income taxes, net	7,627	7,691
Long-term operating lease liabilities	10,037	7,997
Long-term debt, net	51,000	53,000
Total liabilities	180,984	163,551

Shareholders' equity
Preferred stock, $1.00 par value	—	—
Common stock, $.025 par value	326	325
Additional paid-in capital	112,459	111,219
Treasury stock	(5,971)	(5,155)
Retained earnings	33,952	37,088
Total shareholders' equity	140,766	143,477
Total liabilities and shareholders' equity	$321,750	$307,028

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	For the three months ended
	9/30/25	9/30/24
Operating activities:
Net income	$1,847	$3,231
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,949	1,550
Amortization of debt discount	—	9
Provision for expected credit losses	218	352
Non-cash lease expense	(14)	22
Stock compensation	1,241	1,067
Inventory reserve	321	251
(Benefit) provision for deferred income taxes	(64)	35
Other	155	(105)
(Increase) decrease in operating assets:
Accounts receivable	(3,212)	(4,894)
Inventories	(9,486)	(1,538)
Vendor deposits	(1,321)	(491)
Contract assets	194	860
Other assets	(3,036)	(3,213)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	7,101	4,461
Accrued employee expenses	1,175	134
Customer deposits	3,023	(1,747)
Contract liabilities	932	223
Net cash provided by operating activities	1,023	207

Investing activities:
Capital expenditures	(1,913)	(1,253)
Cash paid for acquisitions, net of cash acquired	(488)	(5,885)
Net cash used by investing activities	(2,401)	(7,138)

Financing activities:
Proceeds from borrowings	15,000	19,000
Debt repayments	(17,000)	(12,000)
Repurchases of common stock in satisfaction of employee tax withholding obligations	(816)	(254)
Net cash (used) provided by financing activities	(2,816)	6,746
Net decrease in cash	(4,194)	(185)
Cash at beginning of period	8,852	4,558
Cash at end of period	$4,658	$4,373

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	For the three months ended
	9/30/25	9/30/24
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$1,041	$413
Cash paid during the period for income taxes	$1,565	—

Supplemental disclosures of non-cash financing activities:
Dividends payable	$4,983	$4,593

The following table reconciles net income, the most comparable GAAP financial measure, to Adjusted EBITDA.

EVI Industries, Inc.

Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Stock-based Compensation (in thousands)

	Unaudited	Unaudited
	3-Months Ended	3-Months Ended
	9/30/25	9/30/24

Net Income	$1,847	$3,231
Provision for Income Taxes	799	1,276
Interest Expense, Net	916	482
Depreciation and Amortization	1,949	1,550
Amortization of Stock-based Compensation	1,241	1,067
Adjusted EBITDA	$6,752	$7,606

EVI Industries, Inc.

4500 Biscayne Blvd., Suite 340

Miami, Florida 33137

(305) 402-9300

Henry M. Nahmad

Chairman and CEO

(305) 402-9300

Craig Ettelman

Director of Finance and Investor Relations

(305) 402-9300

info@evi-ind.com